EXHIBIT 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOANE PET CARE COMPANY
          Doane Pet Care Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. The present name of the Corporation is Doane Pet Care Company. The Corporation’s original name was “DPC Transition Corp.”
     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 22, 1995.
     3. This Amended and Restated Certificate of Incorporation amends and restates the original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 22, 1995.
     4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     5. The text of the Corporation’s Certificate of Incorporation is hereby amended and restated and is set forth in its entirety in the form attached as Exhibit A.
     6. This Amended and Restated Certificate of Incorporation shall become effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be executed by Douglas J. Cahill, its President and Chief Executive Officer, this 24th day of October, 2005.

Douglas J. Cahill

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOANE PET CARE COMPANY
     FIRST: The name of the Corporation is DOANE PET CARE COMPANY (the “Corporation”).
     SECOND: The Corporation’s registered office in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,001,100, consisting of (i) 1,000 shares of Class A common stock, with a par value of $0.01 per share (the “Class A Common Stock”), (ii) 100 shares of Class B common stock, with a par value of $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (iii) 3,000,000 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”). Except as expressly provided in this Article Fourth, all shares of Class A Common Stock and Class B Common Stock shall entitle the holders thereof to the same rights and privileges. The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock are set forth in Appendix A hereto and are incorporated by reference. Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Corporation’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into one share of Class A Common Stock. Each certificate that, as of the Effective Time, represented shares of common stock represented by such certificate shall thereafter represent that number of shares of Class A Common Stock into which the shares of common stock represented by such certificate shall have been reclassified; provided that each person holding of record a stock certificate or certificates that represented shares of common stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class A Common Stock to which such person is entitled under the foregoing reclassification.
     1. Dividends. Holders of Class A Common Stock shall be entitled to receive, ratably, on a per share basis, such dividends as may be declared by the Board of Directors from time to time out of funds legally available therefor. Holders of Class B

Common Stock shall not be entitled to receive any dividends in respect of their Class B Common Stock.
     2. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Common Stock shall be entitled to receive, ratably, on a per share basis, all of the assets of the Corporation available for distribution to its stockholders. Holders of Class B Common Stock shall not be entitled to receive any assets of the Corporation upon liquidation, dissolution or winding up of the Corporation in respect of their Class B Common Stock.
     3. Voting Rights.
     a. The holders of Class A Common Stock shall have the general right to vote for all purposes, as provided by law, except that the holders of Class A Common Stock shall have no right to vote with respect to the election or removal of directors of the Corporation.
     b. Except as otherwise required by law, the holders of Class B Common Stock shall have the right to vote only for the purposes of (i) electing or removing directors of the Corporation, whether at the annual meeting of the Corporation or by written consent, and (ii) voting on any proposed amendment or modification to this Amended and Restated Certificate of Incorporation that changes the powers, preferences or special rights of the Class B Common Stock so as to affect such shares of Class B Common Stock adversely; provided that the affirmative vote of a majority of the outstanding shares of Class B Common Stock shall be required for the matters set forth in clauses (i) and (ii) above; and provided, further, that the voting rights of the holders of Class B Common Stock pursuant to this Section 4 of this Article Fourth shall automatically cease to apply at such time at which no shares of Class B Common Stock remain outstanding.
     c. Each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote for each share thereof held.
     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
     1. The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws of the Corporation.
     2. The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

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     3. All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, this Certificate of Incorporation or the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors.
     4. The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws of the Corporation or this Certificate of Incorporation otherwise provide.
     5. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (as it presently exists or may hereafter be amended), any person (a “Covered Person”) who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, association, trust, or unincorporated organization or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by a Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.
     6. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
     SIXTH: Except to the extent that this Certificate of Incorporation otherwise provides, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

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Appendix A
(Certificate of Amendment to Certificate of Designations)
Please refer to Exhibit 3.5, Certificate of Amendment to Certificate of Designations, Preferences and Rights of 14.25% Senior Exchangeable Preferred Stock due 2007 dated November 11, 1998, filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.